                                                                    EXHIBIT 99.1

PROXY                NORTH ATLANTIC ACQUISITION CORP--PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 4, 1999

     The undersigned Stockholder(s) of NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation ("NAAC"), hereby appoints David J. Mitchell and C. Thomas McMillen, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of NAAC to be held on March 4, 1999 and at all adjournments thereof. This proxy will be voted and will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NAAC.




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                                SEE REVERSE SIDE

/X/ Please mark your votes as in this example.

                                                           FOR  AGAINST  ABSTAIN

  1.  To approve the merger agreement, dated               / /    / /      / /
      August 18, 1998, as amended December 3,
      1998, providing for the merger of Moto Guzzi
      Corp., with and into NAAC, with NAAC
      continuing as the surviving corporation.

  2.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to change of corporate name to "Moto Guzzi Corporation."

  3.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to increase the authorized capital stock of NAAC.

  4.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to classify the board of directors into three classes serving staggered terms.

  5.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to provide that two-thirds of the outstanding stock or the affirmative vote of a majority of the board of directors is required to amend or repeal the by-laws.

  6.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to provide that two-thirds of the outstanding stock is required to fill a vacany in the board of directors if not filled by the remaining members of the board of directors.

  7.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to provide that members of the board of directors may be removed only for cause and only by action of the board of directors or the vote of two-thirds of the outstanding stock.

  8.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to provide that officers and directors be indemnified except in certain circumstances as required by law.

  9.  Election of the following Directors:

      FOR all nominees       WITHHOLD AUTHORITY
      listed below except    to vote for all
      as marked to the       nominees listed
      contrary below         below

               / /                    / /

      Gianni Bulgari and Frank J. O'Connell (Class
      I), William Spier, Emanuel Arbib and Peter
      Hobbins (Class II), and Howard E. Chase,
      Mark S. Hauser and David J. Mitchell (Class
      III)

(If Proposal 4 above is approved, the directors will serve in the classes indicated.)

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

      ---------------------------------------------

 10.  To approve the 1998 Stock Option Plan and            / /    / /      / /
      1998 Stock Plan for Outside Directors:

 11.  To approve an amendment to the certificate           / /    / /      / /
      of incorporation to recapitalize each share of NAAC Class B Common Stock into two shares of NAAC Class A Common Stock and two NAAC
      Class A Warrants.

 12.  In their discretion, the proxies are                 / /    / /      / /
      authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

      I plan on attending the annual meeting of            / /
      stockholders.


Date_______, 1999  Signature_____________  Signature if held jointly____________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.